SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 14, 2008
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Date of Earliest Reported Event

AMEN PROPERTIES, INC.
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(Exact name of registrant as specified in its Charter)

Delaware
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(State or other jurisdiction of incorporation)

000-22847
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(Commission File Number)

54-1831588
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(IRS Employer Identification No.)

303 W. Wall Street, Suite 2300
Midland, Texas 79701
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(Address of principal executive offices) (Zip Code)

(432) 684-3821
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(Registrant's telephone number, including area code)

NA

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(Former Name or Former Address, if Changed Since Last Report)

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

FORM 8-K

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Earl Gjelde, one of the Company’s Directors, announced at a Board Meeting on August 14, 2008 that he will not stand for re-election at the Company’s next shareholder meeting.  Mr. Gjelde cited increased time commitments related to his primary business as the reason for his refusal to stand for re-election.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEN Properties, Inc. (Registrant)

Date: August 19, 2008	By: /s/ Jon M Morgan Jon M Morgan, Chief Executive Officer (Signature)